EXHIBIT 10.4

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (this “Agreement”) is dated as of June 15, 2007 and is entered into by and among each of the Subsidiaries of DayStar Technologies, Inc., a Delaware corporation (the “Company”), identified under the caption “Subsidiary Guarantors” on the signature pages hereto or which from time to time may become party hereto as contemplated herein (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and Lampe, Conway & Co., LLC, as the agent and collateral agent for the Holders (as defined in the Loan Agreement defined below) (in such capacities, together with its successors and assigns in such capacities, the “Agent”).

WHEREAS, the Company, LC Capital Master Fund, Ltd. (the “Purchaser”), and the Agent have entered into a certain Loan Agreement of even date (as the same may be amended, restated or modified from time to time, the “Loan Agreement”), whereby the Purchaser has agreed, subject to the terms therein and the other Loan Documents, to make a secured loan to the Company, in principal amount of $4,000,000, as evidenced by a certain Senior Secured Fixed Rate Note Due 2007 (the “Note”).

NOW THEREFORE, to induce the Purchaser and the Agent to enter into the Loan Agreement and the other Loan Documents and to consummate the transactions contemplated thereunder, and for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto intending to be legally bound, covenant and agree as follows:

1. DEFINITIONS.

1.1. Capitalized Terms. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement, whether specifically set forth therein or by reference to another document. In addition, as used herein the following terms shall have the following respective meanings (all terms defined in this Section 1.1 and in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Bankruptcy Code” means Bankruptcy Law as the term is used in Section 6.1(a) of the Loan Agreement.

“Default Rate” means the interest rate described in Section 2.4(b) of the Loan Agreement.

“Lender Party” means any Holder or the Agent.

Subsidiary Guaranty

2. THE GUARANTEE.

2.1. Guarantee. Each Subsidiary Guarantor hereby jointly and severally irrevocably guarantees to each Holder and the Agent, as primary obligors and not merely as sureties (i) the prompt payment in full, in United States dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise, including amounts that would become due but for the operation of Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of the principal at the Applicable Price of the Notes and interest on the Notes (including, without limitation, interest on any overdue principal, and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Loan Agreement, the Notes and the other Loan Documents (including, without limitation, indemnities, costs, expenses and taxes), and (ii) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Loan Agreement and the other Loan Documents, in each case strictly in accordance with the terms thereof (such payments and other obligations referred to in clauses (i) and (ii) being herein collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, such Subsidiary Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to each Holder such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such Holder’s rights under the Loan Agreement and the other Loan Documents, including, without limitation, reasonable counsel fees. This Agreement is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Subsidiary Guarantors’ liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. This Agreement is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

2.2. Acknowledgments, Waivers and Consents. Each Subsidiary Guarantor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than itself and that such obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Subsidiary Guarantor agrees that:

(a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of any Subsidiary Guarantor, or the rights, remedies, powers and privileges of the Lender Parties under this Agreement, the Lender Parties may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

(i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

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(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, letter of credit, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

(iii) accept or enter into new or additional agreements, security documents, guarantees, letters of credit or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

(iv) accept or receive (including from any other Subsidiary Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

(v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Subsidiary Guarantor);

(vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents, guarantees, including the obligations of any other Subsidiary Guarantor, or letters of credit for or relative to all or any part of the Guaranteed Obligations;

(vii) apply any collateral or the proceeds of any collateral, guarantee, including the obligations of any other Guarantor, or letter of credit to all or any part of the Guaranteed Obligations in such manner and extent as any Lender Party may in its discretion determine;

(viii) release any Person (including any other Subsidiary Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

(ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Lender Parties may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral, guarantee or letter of credit for or relative to all or any part of the Guaranteed Obligations (including as to any other Subsidiary Guarantor);

(x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Subsidiary Guarantor);

(xi) proceed against the Company, any Subsidiary Guarantor or any other Person or against any collateral, any other guarantee or any letter of credit provided by any Person for or relative to all or any part of the Guaranteed Obligations and exercise the rights, remedies, powers and privileges of the Lender Parties under the Loan Documents or otherwise in such order and such manner as any Lender Party may in its discretion determine, without any necessity first to proceed against any other Person or any collateral or to enforce any right, remedy, power or privilege as to any other Person or collateral before commencing to proceed against or otherwise to enforce this Agreement as to any Subsidiary Guarantor;

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(xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting Liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to those Liens or exercise any right of set-off;

(xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of that receivership as any Lender Party may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make any Lender Party a party in possession in contemplation of law, except at its option);

(xiv) enter into such other transactions or business dealings with any other Subsidiary Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other Person as any Lender Party may desire; and

(xv) do all or any combination of the actions set forth in paragraph (a) of this Section 2.2.

(b) The enforceability and effectiveness of this Agreement and the liability of the Subsidiary Guarantor, and the rights, remedies, powers and privileges of the Lender Parties, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Guaranteed Obligations;

(ii) any disability or other defense with respect to all of any part of the Guaranteed Obligations of the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any issuer of any letter of credit or any other Person, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other Person;

(iii) the illegality, invalidity or unenforceability of any security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person for all or any part of the Guaranteed Obligations (other than, subject to Section 2.5, by reason of the full payment and performance of all Guaranteed Obligations);

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(v) any failure of any Lender Party to marshal assets in favor of the Company or any other Person (including any other Subsidiary Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Subsidiary Guarantor, the Company, any other guarantor, any issuer of any letter of credit or any other Person with respect to all or any part of the Guaranteed Obligations or to take any action whatsoever to mitigate or reduce that or any other Subsidiary Guarantor’s liability under this Agreement, no Lender Party being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Loan Document;

(vi) any failure of any Lender Party to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral) for all or any part of the Guaranteed Obligations to the Company, any Subsidiary Guarantor or any other Person or any defect in, or any failure by any Subsidiary Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

(vii) any failure of any Lender Party to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

(viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though that foreclosure, sale or election of remedies may or will impair the subrogation rights of any Subsidiary Guarantor or may or will preclude any Subsidiary Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Subsidiary Guarantor, the Company, any other guarantor, any issuer of any letter of credit or any other Person and even though the Company may or will not, as a result of that foreclosure, sale or election of remedies, be liable for any deficiency;

(ix) any benefits the Company, any Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person may or would otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

(x) any act or omission of any Lender Party or any other Person that directly or indirectly results in or aids the discharge or release of the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person of or from all or any part of the Guaranteed Obligations or of any collateral, security agreement, guarantee, letter of credit or other instrument for all or any part of the Guaranteed Obligations by operation of law or otherwise;

(xi) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

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(xii) the possibility that the obligations of the Company to the Lender Parties may at any time and from time to time exceed the aggregate liability of the Subsidiary Guarantors under this Agreement;

(xiii) any counterclaim, set-off or other claim that the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person has or alleges to have with respect to all or any part of the Guaranteed Obligations;

(xiv) any failure of any Lender Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(xv) the election by any Lender Party, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

(xvi) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

(xvii) any use of cash collateral under Section 363 of the Bankruptcy Code;

(xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(xix) the avoidance of any Lien in favor of any Lender Party for any reason;

(xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(xxi) any action taken by any Lender Party that is authorized by this Section 2.2 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or

(xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

(c) Each Subsidiary Guarantor expressly waives, for the benefit of the Lenders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Subsidiary

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Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of Property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

(d) Each Subsidiary Guarantor represents and warrants to the Lender Parties that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that it is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Subsidiary Guarantor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transaction contemplated by the Loan Documents and that it will in the future remain fully familiar with that transaction and with any new Loan Documents and the transactions contemplated by those Loan Documents. Each Subsidiary Guarantor hereby expressly waives and relinquishes any duty on the part of any Lender Party (should any such duty exist) to disclose to any Subsidiary Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by any Lender Party.

(e) Each Subsidiary Guarantor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law that conflict with the terms of this Agreement.

2.3. Understanding With Respect to Waivers and Consents. Each Subsidiary Guarantor warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights that any Subsidiary Guarantor otherwise may have against the Company, any Lender Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, those waivers and consents shall be effective to the maximum extent permitted by law.

2.4. Subrogation. Each Subsidiary Guarantor hereby waives, until the payment and satisfaction in full of all of the Guaranteed Obligations, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person or any collateral by reason of any payment or other performance pursuant to the provisions of this Agreement and, if any amount is paid to any Subsidiary Guarantor on account of those rights, remedies, powers or privileges, it will hold that amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the other Lender Parties) on account of the Guaranteed Obligations. Each Subsidiary Guarantor understands that the exercise by any Lender Party of any right, remedy, power or privilege that it

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may have under the Loan Documents, security agreement, guarantee, letter of credit or other instrument for or relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate any Subsidiary Guarantor’s right of subrogation or similar recovery against the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person or against any collateral and that each Subsidiary Guarantor may therefore incur partially or totally nonreimbursable liability under this Agreement. Nevertheless, each Subsidiary Guarantor hereby authorizes and empowers the Agent and the other Lender Parties to exercise, in its or their sole discretion, any combination of those rights, remedies, powers and privileges.

2.5. Reinstatement. The obligations of each Subsidiary Guarantor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Subsidiary Guarantor, any other guarantor, any issuer of any letter of credit or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of those Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Lender Party on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by that Lender Party in connection with that rescission or restoration.

2.6. Remedies. The Subsidiary Guarantors hereby jointly and severally agree that, between each of them and the Lender Parties, the obligations of the Company under the Loan Agreement and the other Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 6.1 of the Loan Agreement for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing that declaration (or those obligations becoming due and payable as against the Company) and that, in the event of that declaration (or that obligation being deemed due and payable), those obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.1.

2.7. Separate Action. Any Lender Party may bring and prosecute a separate action or actions against any Subsidiary Guarantor whether or not any other Subsidiary Guarantor, the Company, any other guarantor, any issuer of any letter of credit or any other Person is joined in any such action or a separate action or actions are brought against any other Subsidiary Guarantor, the Company, any other guarantor, any issuer of any letter of credit or any other Person or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Subsidiary Guarantor under, and the effectiveness of, this Agreement are not conditioned upon the existence or continuation of any other guarantee or any letter of credit for or relative to all or any part of the Guaranteed Obligations.

2.8. Subordination of Indebtedness of the Company; Security Interest.

(a) Each Subsidiary Guarantor agrees that any Indebtedness now or in the future owed to it by the Company is hereby subordinated to the Guaranteed Obligations. If the

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Agent so requests, any such Indebtedness shall be collected, enforced and received by any Subsidiary Guarantor as trustee for the Agent and shall be paid over to the Agent (for the benefit of the other Lender Parties) in kind on account of the Guaranteed Obligations. If, after the Agent’s request, any Subsidiary Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of that Indebtedness to the Agent, the Agent as that Subsidiary Guarantor’s attorney-in-fact may do such acts and sign such documents in that Subsidiary Guarantor’s name and on that Subsidiary Guarantor’s behalf as the Agent considers necessary or desirable to effect that collection, enforcement or payment, the Agent being hereby appointed that Subsidiary Guarantor’s attorney-in-fact for that purpose.

(b) Each Subsidiary Guarantor hereby grants to the Agent (for the benefit of the other Lender Parties) a security interest in any Indebtedness referred to in paragraph (a) of this Section 2.8 and in any personal property of the Company in which that Subsidiary Guarantor now has or in the future acquires any right, title or interest. Each Subsidiary Guarantor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of that Subsidiary Guarantor in that property until the Guaranteed Obligations have been fully satisfied and performed.

2.9. Certain Limitations. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantors under Section 2.1 would otherwise, without taking into account the provisions of Section 2.9, be held or determined to be void, invalid or unenforceable or if the claims of the Lender Parities in respect of those obligations would be subordinated to the claims of any other creditors on account of the Subsidiary Guarantors’ liability under Section 2.1, then, notwithstanding any other provision of this Agreement to the contrary, the amount of that liability shall, without any further action by the Subsidiary Guarantors, any Lender Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in that action or proceeding.

2.10. Revocation. To the fullest extent permitted by law, each Subsidiary Guarantor hereby waives all rights it may have to revoke its obligations under Section 2.1 with respect to all or any part of the Guaranteed Obligations.

2.11. Right to Offset Balances. Each Subsidiary Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim a Lender Party may otherwise have, each Lender Party shall be entitled, at its option, to offset balances held by it for the account of any Subsidiary Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Company to that Lender Party that are not paid when due (regardless of whether those balances are then due to that Subsidiary Guarantor). Any Lender Party so entitled will promptly notify that Subsidiary Guarantor and the Agent of any offset effected by it, provided that such Lender Party’s failure to give that notice shall not affect the validity of that offset.

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3. REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor represents and warrants to each Lender Party that all representations and warranties relating to it contained in the Loan Agreement are true and correct.

4. COVENANTS. Each Subsidiary Guarantor hereby agrees to comply with the covenants stated to be complied by it pursuant to the Loan Agreement.

5. MISCELLANEOUS.

5.1. Agent. As provided in Section 8 of the Loan Agreement, each Holder has appointed Lampe, Conway & Co., LLC as its Agent for purposes of this Agreement. In that capacity, Lampe, Conway & Co., LLC shall be entitled to all the rights and benefits accorded the Agent by Section 8 of the Loan Agreement.

5.2. Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered, if to a Subsidiary Guarantor, at the “Address for Notices” specified below its name on the signature pages hereof or of the relevant Subsidiary Guaranty Joinder delivered by such Subsidiary Guarantor or, if to the Agent, to it as specified pursuant to Section 9.3 of the Loan Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party, and in any case, shall be deemed given only when actually received.

5.3. Expenses. The Subsidiary Guarantors jointly and severally will pay all out-of-pocket expenses (including reasonable counsels’ fees and expenses) of each Lender Party in connection with any enforcement or collection proceeding (including any bankruptcy, reorganization, restructuring, “work out” or other similar proceeding) as to any of the obligations of any Subsidiary Guarantor under this Agreement, the negotiation of any restructuring or “work out” (whether or not consummated) or the enforcement of this Section 5.3. All amounts due under this Agreement (including under Section 2.01) not paid when due shall bear interest until paid at a rate per annum equal to the Default Rate.

5.4. No Waiver. No course of dealing and no delay on the part of the Lender Parties in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or otherwise prejudice such rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any Lender Party shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.5. Amendments, Etc. No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Subsidiary Guarantors and the Agent (with the consent of the Majority Holders). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon each Lender Party and each Subsidiary Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

5.6. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not; provided, however, that no Subsidiary Guarantor may assign its rights or obligations hereunder.

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5.7. Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

5.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.9. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

5.11. Choice of Law and Venue; Jury Trial Waiver.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY, THE PURCHASER AND THE AGENT EACH WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.11(b).

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(c) THE COMPANY, THE PURCHASER AND THE AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY, THE PURCHASER AND THE AGENT EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

5.12. Additional Subsidiary Guarantors. As contemplated in Section 6.9(a) of the Loan Agreement, the Company shall cause any Person that becomes a Material Subsidiary of the Company after the date hereof to execute and deliver to the Holders and the Agent a Subsidiary Guaranty Joinder in the form of Annex 1 hereto and such new Material Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” for all purposes of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Subsidiary Guarantors:

DAYSTAR SOLAR, LLC, a Colorado limited liability company

By	/s/ Stephan J. De Luca
Name:	Stephan J. De Luca
Title:	Chief Executive Officer

Address for Notices:

13 Corporate Drive
Halfmoon, NY 12065
Attention:	Stephan DeLuca, Chief Executive Officer
Fax:
Email:

Subsidiary Guaranty

The Agent:

LAMPE, CONWAY & CO., LLC

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Managing Member

Subsidiary Guaranty

ANNEX 1 to the

Subsidiary Guaranty

FORM OF SUBSIDIARY GUARANTY JOINDER

SUBSIDIARY GUARANTY JOINDER dated as of [    ], 200     made by [Name of New Subsidiary Guarantor], a                                          corporation (the “New Guarantor”) in favor of Lampe, Conway & Co., LLC, acting in its capacity as Agent for the Lender Parties as defined in the Subsidiary Guaranty defined below.

WHEREAS, the Company, LC Capital Master Fund, Ltd. (the “Purchaser”), and the Agent have entered into a certain Loan Agreement of even date (as the same may be amended, restated or modified from time to time, the “Loan Agreement”), whereby the Purchaser has agreed, subject to the terms therein and the other Loan Documents, to make a secured loan to the Company, in principal amount of $4,000,000, as evidenced by a certain Senior Secured Fixed Rate Note Due 2007 (the “Note”);

WHEREAS, the Agent and the Subsidiary Guarantors party thereto have entered into a Subsidiary Guaranty, dated as of June 15, 2007 (the “Subsidiary Guaranty”), pursuant to which the Subsidiary Guarantors guaranteed the payment in full of the Guaranteed Obligations (as defined in the Subsidiary Guaranty); and

WHEREAS, the Subsidiary Guaranty requires the New Guarantor to become a party to the Subsidiary Guaranty, and the New Guarantor has agreed to execute and deliver this Agreement in order to become a party to the Subsidiary Guaranty.

NOW THEREFORE, for and in consideration of the premises and of the covenants contained herein and in the Subsidiary Guaranty, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto intending to be legally bound, covenant and agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given to them in the Subsidiary Guaranty.

2. JOINDER. Effective upon the execution and delivery hereof, the New Guarantor hereby agrees that it shall become a party to the Subsidiary Guaranty as a “Subsidiary Guarantor” thereunder with the same force and effect as if originally named therein as a Subsidiary Guarantor, with all of the liabilities and obligations of a Subsidiary Guarantor thereunder. Without limiting the generality of the foregoing, the New Guarantor hereby:

(i) agrees to all the terms and provisions of the Subsidiary Guaranty applicable to it as a Subsidiary Guarantor thereunder; and

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(ii) makes the representations and warranties set forth in Section 3 of the Subsidiary Guaranty, to the extent relating to the New Guarantor.

3. REPRESENTATIONS AND WARRANTIES. The New Guarantor represents and warrants to the Agent and the other Lender Parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

4. SUBSIDIARY GUARANTY. Except as supplemented hereby, the Subsidiary Guaranty shall remain unchanged and in full force and effect.

5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

6. EXPENSES. The New Guarantor agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

7. MISCELLANEOUS. The New Guarantor hereby authorizes the Agent to attach a counterpart of this Agreement to the Subsidiary Guaranty. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the New Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF NEW GUARANTOR]

Address for Notices:

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The Agent:

LAMPE, CONWAY & CO., LLC

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Managing Member

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